Exhibit 99.1

Genesee & Wyoming Reports Results for the First Quarter of 2016

DARIEN, Conn.--(BUSINESS WIRE)--April 28, 2016--Genesee & Wyoming Inc. (G&W) (NYSE:GWR)

First Quarter Consolidated Highlights

  Operating revenues increased 21.6% to $482.6 million from $397.0 million.
  Adjusted income from operations decreased 8.2% to $79.6 million; Reported income from operations decreased 21.5% to $57.0 million, primarily due to $21.1 million of charges related to an Australian iron ore customer entering voluntary administration.(1)
  Adjusted diluted earnings per common share (EPS) decreased 7.2% to $0.77; Adjusted diluted EPS (excluding the Short Line Tax Credit) decreased 20.5% to $0.66; Reported diluted EPS increased 11.9% to $0.47.(1)

First Quarter Segment Highlights

  North America (approximately 80% of G&W's annual operating income): Operating revenues from G&W's North American Operations decreased 5.6% to $299.8 million from $317.6 million, while adjusted income from operations remained relatively flat at $70.7 million. Reported income from operations from G&W's North American Operations increased 22.6% to $70.0 million, primarily due to $12.6 million of costs related to our Freightliner Group Limited acquisition in 2015.(1) Major corporate development costs are recorded in our North American results.
  Australia (approximately 10% of G&W's annual operating income): Operating revenues from G&W's Australian Operations decreased 13.6% to $51.8 million from $59.9 million. Adjusted income from operations from G&W's Australian Operations decreased 36.0% to $10.2 million; Reported loss from operations from G&W's Australian Operations was $11.8 million, primarily due to $21.1 million of charges resulting from an iron ore customer entering voluntary administration.(1)
  U.K./Europe (approximately 10% of G&W's annual operating income): Operating revenues from G&W's U.K./European Operations increased $111.6 million to $131.0 million from $19.5 million primarily due to the full quarter of results from our Freightliner U.K./European operations. Adjusted loss from operations from G&W's U.K./European Operations was $1.3 million; Reported loss from operations from G&W's U.K./European Operations was $1.2 million.(1)

Jack Hellmann, President and CEO of G&W, commented, "G&W's core financial results for the first quarter of 2016 were slightly better than our expectations, although our reported results were negatively impacted by our last remaining iron ore customer in Australia entering voluntary administration. Effective management of operating costs in both North America and Australia more than offset weak results from our U.K./Europe Operations."

"In North America, where revenue declined 6%, our adjusted operating income increased slightly as a result of proactive cost reductions, which offset both a 36% decline in our coal revenue (due primarily to cheap natural gas and a warm winter) and a 14% decline in our agricultural products revenue (due to low crop prices and a strong U.S. dollar), yielding a 1.8 percentage point improvement in our adjusted operating ratio."(1)

"In Australia, the bankruptcy of a large iron ore mining/steel manufacturing customer caused us to write-off $21.1 million of accounts receivable and certain assets related to the service. However, the remainder of our Australian business performed better than expected in the first quarter, maintaining an adjusted operating ratio of approximately 80%. As previously announced, starting in April, our Australian operations will lose approximately $20 million in annual fixed revenue due to the customer entering administration."(1)

"In the U.K./Europe, the first quarter is our seasonally weakest quarter. However, our financial results were below our expectations, primarily due to weak U.K. coal shipments and lower intermodal traffic in Continental Europe. Meanwhile, the restructuring of our U.K. coal business is proceeding as planned, and we continue to expect a strong improvement in our U.K./Europe segment in the second half of 2016."

"As we look ahead to the remainder of 2016, our outlook for North America and the U.K./Europe is broadly unchanged while our outlook for Australia is modestly weaker. Overall, G&W expects an approximately 12% decline in adjusted diluted EPS in 2016, and an approximately 8% increase in our free cash flow in 2016. In addition, we continue to actively evaluate acquisitions and investments in multiple geographies within our global footprint."(1)

Financial Results

G&W's operating revenues increased $85.6 million, or 21.6%, to $482.6 million in the first quarter of 2016, compared with $397.0 million in the first quarter of 2015. G&W's income from operations in the first quarter of 2016 was $57.0 million, compared with $72.6 million in the first quarter of 2015. G&W's income from operations included $21.1 million of charges in the 2016 period resulting from an iron ore customer entering voluntary administration in Australia, while the 2015 period included $12.6 million of Freightliner acquisition-related costs.

G&W's reported net income in the first quarter of 2016 was $27.0 million, compared with reported net income of $23.9 million in the first quarter of 2015. Excluding the net impact of certain items affecting comparability between periods discussed below, G&W's adjusted net income in the first quarter of 2016 was $44.8 million, compared with adjusted net income of $47.3 million in the first quarter of 2015.(1)

G&W's reported diluted EPS in the first quarter of 2016 were $0.47 with 58.0 million weighted average shares outstanding, compared with reported diluted EPS in the first quarter of 2015 of $0.42 with 57.1 million weighted average shares outstanding. G&W's adjusted diluted EPS in the first quarter of 2016 were $0.77 with 58.0 million weighted average shares outstanding, compared with adjusted diluted EPS in the first quarter of 2015 of $0.83 with 57.1 million weighted average shares outstanding.(1)

G&W's effective income tax rate was 32.2% in the first quarter of 2016, compared with 41.4% in the first quarter of 2015. The first quarter of 2016 included an income tax benefit of $6.3 million associated with the U.S. Short Line Tax Credit, which was not in effect during the first quarter of 2015. The Short Line Tax Credit was extended retroactively in the fourth quarter of 2015 for calendar years 2015 and 2016.

Items Affecting Comparability

In the first quarter of 2016 and 2015, G&W's results included certain items affecting comparability between the periods that are set forth in the following table (in millions, except per share amounts):

	Income/(Loss) Before Income Taxes Impact	After-Tax Net Income/(Loss) Impact	Diluted Earnings/(Loss) Per Common Share Impact
Three Months Ended March 31, 2016
Australia impairment and related costs	$(21.1)	$(16.8)	$(0.29)
Business development and related costs	$(0.5)	$(0.3)	$—
Restructuring costs	$(1.1)	$(0.8)	$(0.01)
Net gain on sale of assets	$0.2	$0.1	$—
Short Line Tax Credit	$—	$6.3	$0.11

Three Months Ended March 31, 2015
Loss on settlement of Freightliner acquisition-related foreign currency forward purchase contracts	$(18.7)	$(11.6)	$(0.20)
Freightliner acquisition-related costs	$(12.6)	$(9.5)	$(0.17)
Credit facility refinancing-related costs	$(2.0)	$(1.3)	$(0.02)
Australian severance costs	$(1.7)	$(1.2)	$(0.02)
Net gain on sale of assets	$0.3	$0.2	$—

In the first quarter of 2016, G&W's results included Australia impairment and related costs of $21.1 million, consisting of a $13.0 million non-cash write-down of a standard gauge rolling stock maintenance facility and the write-off of accounts receivable of $8.1 million, both of which were associated with an iron ore customer entering into voluntary administration following significant financial hardship. The first quarter of 2016 also included an income tax benefit of $6.3 million associated with the Short Line Tax Credit.

In the first quarter of 2015, G&W's results included Freightliner-acquisition and related financing expenses of $33.3 million, including an $18.7 million loss on the settlement of foreign currency forward purchase contracts, $12.6 million of acquisition-related costs and a non-cash write-off of deferred financing fees of $2.0 million associated with the refinancing of G&W's credit facility. G&W's results also included Australian severance costs of $1.7 million.

First Quarter Results by Segment

Operating revenues from G&W's North American Operations decreased $17.8 million, or 5.6%, to $299.8 million in the first quarter of 2016, compared with $317.6 million in the first quarter of 2015. Excluding a $2.6 million decrease due to the impact of foreign currency depreciation, North American Operations revenues decreased by $15.2 million, or 4.8%, primarily due to declines in coal, rock salt and grain shipments.

North American Operations traffic decreased 39,521 carloads, or 9.3%, to 383,192 carloads in the first quarter of 2016. The traffic decrease was principally due to decreases of 30,934 carloads of coal and coke traffic (primarily in the Midwest, Ohio Valley, Central and Northeast regions), 3,703 carloads of minerals and stone traffic (primarily in the Northeast Region) and 2,322 carloads of agricultural products traffic (primarily in the Mountain West Region). All remaining traffic decreased by a net 2,562 carloads.

Income from operations from G&W's North American Operations in the first quarter of 2016 was $70.0 million, compared with $57.1 million in the first quarter of 2015. The operating ratio for North American Operations was 76.7% in the first quarter of 2016, compared with an operating ratio of 82.0% in the first quarter of 2015. Adjusted income from operations from G&W's North American Operations in the first quarter of 2016 was $70.7 million, compared with adjusted income from operations of $69.4 million in the first quarter of 2015. The adjusted operating ratio for North American Operations was 76.4% in the first quarter of 2016, compared with an adjusted operating ratio of 78.2% in the first quarter of 2015. (1)

Operating revenues from G&W's Australian Operations decreased $8.1 million, or 13.6%, to $51.8 million in the first quarter of 2016, compared with $59.9 million in the first quarter of 2015. Excluding $10.9 million of revenues from the newly acquired operations of Freightliner Australia and a $4.9 million decrease due to the impact of foreign currency depreciation, Australian Operations same railroad revenues decreased by $14.2 million, or 25.8%, primarily due to the impact of declining metallic ores shipments.

Australian Operations traffic decreased 7,801 carloads, or 14.4%, to 46,223 carloads in the first quarter of 2016. The traffic decrease was principally due to a decrease of 8,428 carloads of metallic ores traffic and 1,023 carloads of agricultural products traffic, partially offset by an increase of 2,378 carloads of minerals and stone traffic. All remaining traffic decreased by a net 728 carloads.

G&W's Australian Operations had a loss from operations of $11.8 million in the first quarter of 2016, compared with income from operations of $14.2 million in the first quarter of 2015. In the first quarter of 2016, Australian Operations recorded charges of $21.1 million, including a $13.0 million non-cash charge related to the impairment of a maintenance facility and a write-off of accounts receivable of $8.1 million, resulting from an iron ore customer entering voluntary administration. Adjusted income from operations from G&W's Australian Operations was $10.2 million in the first quarter of 2016, compared with adjusted income from operations of $16.0 million in the first quarter of 2015. The adjusted operating ratio for Australian Operations was 80.2% in the first quarter of 2016, compared with an adjusted operating ratio of 73.3% in the first quarter of 2015.(1)

Operating revenues from G&W's U.K./European Operations increased $111.6 million to $131.0 million in the first quarter of 2016, compared with $19.5 million in the first quarter of 2015 due to revenues from the newly acquired Freightliner U.K./European operations. U.K./European Operations traffic consisted of 251,969 carloads in the first quarter of 2016, primarily related to traffic from G&W’s newly acquired Freightliner U.K./European operations.

G&W's U.K./European Operations in the first quarter of 2016 had loss from operations of $1.2 million, compared with income from operations of $1.3 million in the first quarter of 2015.

Free Cash Flow (1)

G&W’s free cash flow for the three months ended March 31, 2016 and 2015 was as follows (in millions):

	Three Months Ended
	March 31,
	2016	2015
Net cash provided by operating activities	$ 78.1	$ 84.0
Net cash used in investing activities, excluding new business investments	(35.4)	(777.3)
Add back: net cash used for acquisitions (a)	0.7	742.6
Free cash flow before new business investments	43.3	49.3
New business investments, net of grants from outside parties	(1.6)	(12.7)
Free cash flow (1)	$ 41.7	$ 36.6
(a)	The 2016 period primarily consisted of net cash used for the integration of Freightliner. The 2015 period primarily consisted of net cash used for the acquisition of Freightliner and Pinsly Arkansas.

Conference Call and Webcast Details

As previously announced, G&W's conference call to discuss financial results for the first quarter of 2016 will be held on Thursday, April 28, 2016, at 11 a.m. EDT. The dial-in number for the teleconference in the U.S. is (800) 230-1074; outside the U.S. is (612) 288-0337, or the call may be accessed live over the Internet (listen only) at www.gwrr.com/investors. Management will be referring to a slide presentation that will also be available at gwrr.com/investors. The webcast will be archived at www.gwrr.com/investors until the following quarter's earnings press release. Telephone replay is available for 30 days beginning at 1 p.m. EDT on April 28, 2016, by dialing (800) 475-6701 (or outside the U.S., dial 320-365-3844). The access code is 372820.

About G&W

G&W owns or leases 121 freight railroads worldwide that are organized in 11 operating regions with 7,500 employees and more than 2,800 customers.

  G&W's nine North American regions serve 41 U.S. states and four Canadian provinces and include 114 short line and regional freight railroads with more than 13,000 track-miles.
  G&W's Australia Region provides rail freight services in New South Wales, the Northern Territory and South Australia and operates the 1,400-mile Tarcoola-to-Darwin rail line.
  G&W's U.K./European Region is led by Freightliner, the U.K.'s largest rail maritime intermodal operator and second-largest rail freight company. Operations also include heavy-haul in Poland and Germany and cross-border intermodal services connecting Northern European seaports with key industrial regions throughout the continent.

G&W subsidiaries provide rail service at more than 40 major ports in North America, Australia and Europe and perform contract coal loading and railcar switching for industrial customers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that are based on current expectations, estimates and projections about our industry, management’s beliefs, and assumptions made by management. Words such as “anticipates,” “intends,” “plans,” “believes,” “could,” “should,” “seeks,” “expects,” “will,” “estimates,” “trends,” “outlook,” variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast, including the following: risks related to the operation of our railroads; severe weather conditions and other natural occurrences, which could result in shutdowns, derailments, railroad network congestion or other substantial disruption of operations; customer demand and changes in our operations; exposure to the credit risk of customers and counterparties; changes in commodity prices; consummation and integration of acquisitions; economic, political and industry conditions (including employee strikes or work stoppages); retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which we are subject; increased competition in relevant markets; funding needs and financing sources, including our ability to obtain government funding for capital projects; international complexities of operations, currency fluctuations, finance, tax and decentralized management; challenges of managing rapid growth including retention and development of senior leadership; unpredictability of fuel costs; susceptibility to various legal claims and lawsuits; increase in, or volatility associated with, expenses related to estimated claims, self-insured retention amounts, and insurance coverage limits; consummation of new business opportunities; decrease in revenues and/or increase in costs and expenses; susceptibility to the risks of doing business in foreign countries; our ability to realize the expected synergies associated with acquisitions; and others including, but not limited to, those noted in our 2015 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors.” Therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Forward-looking statements speak only as of the date of this press release or as of the date they were made. G&W does not undertake, and expressly disclaims, any duty to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

1.	Adjusted income from operations (adjusted operating income), adjusted net income, adjusted diluted earnings per common share (EPS) and free cash flow are non-GAAP financial measures and are not intended to replace financial measures calculated in accordance with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to their most directly comparable financial measures calculated in accordance with GAAP, is included in the tables attached to this press release.

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2016	2015
OPERATING REVENUES	$ 482,616	$ 397,030
OPERATING EXPENSES	425,620	324,410
INCOME FROM OPERATIONS	56,996	72,620
INTEREST INCOME	75	26
INTEREST EXPENSE	(17,975)	(13,508)
LOSS ON SETTLEMENT OF FOREIGN CURRENCY FORWARD PURCHASE CONTRACTS	—	(18,686)
OTHER INCOME, NET	731	314
INCOME BEFORE INCOME TAXES	39,827	40,766
PROVISION FOR INCOME TAXES	(12,808)	(16,862)
NET INCOME	$ 27,019	$ 23,904
BASIC EARNINGS PER COMMON SHARE	$ 0.47	$ 0.43
WEIGHTED AVERAGE SHARES - BASIC	57,025	55,826
DILUTED EARNINGS PER COMMON SHARE	$ 0.47	$ 0.42
WEIGHTED AVERAGE SHARES - DILUTED	57,964	57,121

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2016 AND DECEMBER 31, 2015
(in thousands)
(unaudited)

	March 31,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 39,113	$ 35,941
Accounts receivable, net	362,433	382,458
Materials and supplies	48,023	45,790
Prepaid expenses and other	52,218	43,197
Total current assets	501,787	507,386
PROPERTY AND EQUIPMENT, net	4,230,511	4,215,063
GOODWILL	829,058	826,575
INTANGIBLE ASSETS, net	1,116,804	1,128,952
DEFERRED INCOME TAX ASSETS, net	2,520	2,270
OTHER ASSETS, net	25,372	22,836
Total assets	$ 6,706,052	$ 6,703,082
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$ 108,114	$ 75,966
Accounts payable	257,166	282,275
Accrued expenses	181,509	169,586
Total current liabilities	546,789	527,827
LONG-TERM DEBT, less current portion	2,142,306	2,205,785
DEFERRED INCOME TAX LIABILITIES, net	983,925	983,136
DEFERRED ITEMS - grants from outside parties	298,085	292,198
OTHER LONG-TERM LIABILITIES	159,647	174,675
TOTAL EQUITY	2,575,300	2,519,461
Total liabilities and equity	$ 6,706,052	$ 6,703,082

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015
(in thousands)
(unaudited)
	Three Months Ended
	March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$27,019	$23,904
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49,330	41,813
Stock-based compensation	5,074	3,881
Excess tax benefits from share-based compensation	(53)	(834)
Deferred income taxes	5,029	10,236
Net loss/(gain) on sale and impairment of assets	12,825	(317)
Loss on settlement of foreign currency forward purchase contracts	—	18,686
Changes in assets and liabilities which provided/(used) cash, net of effect of acquisitions:
Accounts receivable, net	9,617	20,547
Materials and supplies	(1,381)	543
Prepaid expenses and other	(6,564)	(3,410)
Accounts payable and accrued expenses	(26,877)	(32,133)
Other assets and liabilities, net	4,048	1,078
Net cash provided by operating activities	78,067	83,994
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(55,993)	(66,267)
Grant proceeds from outside parties	16,229	16,369
Cash paid for acquisitions, net of cash acquired	—	(723,944)
Net payment from settlement of foreign currency forward purchase contracts related to an acquisition	—	(18,686)
Insurance proceeds for the replacement of assets	2,418	1,421
Proceeds from disposition of property and equipment	292	1,082
Net cash used in investing activities	(37,054)	(790,025)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on revolving line-of-credit, long-term debt and capital lease obligations	(143,684)	(125,307)
Proceeds from revolving line-of-credit and long-term borrowings	104,316	892,805
Debt amendment/issuance costs	—	(5,933)
Proceeds from employee stock purchases	2,668	2,727
Excess tax benefits from share-based compensation	53	834
Treasury stock acquisitions	(1,974)	(2,847)
Net cash (used in)/provided by financing activities	(38,621)	762,279
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	780	(3,555)
INCREASE IN CASH AND CASH EQUIVALENTS	3,172	52,693
CASH AND CASH EQUIVALENTS, beginning of period	35,941	59,727
CASH AND CASH EQUIVALENTS, end of period	$39,113	$112,420

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2016			2015
	Amount		% of Revenue	Amount		% of Revenue
Operating revenues:
Freight revenues	$326,414		67.6%	$298,209		75.1%
Freight-related revenues	133,458		27.7%	78,125		19.7%
All other revenues	22,744		4.7%	20,696		5.2%
Total operating revenues	$482,616		100.0%	$397,030		100.0%

Operating expenses:
Labor and benefits	$163,114		33.8%	$132,118		33.3%
Equipment rents	38,430		8.0%	22,032		5.6%
Purchased services	46,502		9.6%	24,381		6.1%
Depreciation and amortization	49,330		10.2%	42,217		10.6%
Diesel fuel used in train operations	25,466		5.2%	29,697		7.5%
Electricity used in train operations	3,365		0.7%	389		0.1%
Casualties and insurance	10,120		2.1%	8,523		2.1%
Materials	21,591		4.5%	18,695		4.7%
Trackage rights	20,576		4.3%	13,333		3.4%
Net loss/(gain) on sale and impairment of assets	12,825	(1)	2.7%	(317)		(0.1)%
Restructuring costs	1,127		0.2%	—		—%
Other expenses	33,174	(2)	6.9%	33,342	(3)	8.4%
Total operating expenses	$425,620		88.2%	$324,410		81.7%
(1)	Includes an impairment charge of $13.0 million associated with an Australia iron ore customer entering into voluntary administration following financial hardship.
(2)	Includes the write-off of accounts receivable of $8.1 million associated with an Australia iron ore customer entering into voluntary administration following financial hardship.
(3)	Includes Freightliner acquisition-related costs of $12.6 million.

GENESEE & WYOMING INC. AND SUBSIDIARIES
NORTH AMERICAN OPERATIONS SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2016		2015
	Amount	% of Revenue	Amount		% of Revenue
Operating revenues:
Freight revenues	$221,825	74.0%	$243,030		76.5%
Freight-related revenues	61,525	20.5%	58,061		18.3%
All other revenues	16,428	5.5%	16,533		5.2%
Total operating revenues	$299,778	100.0%	$317,624		100.0%

Operating expenses:
Labor and benefits	$102,590	34.2%	$109,451		34.5%
Equipment rents	15,056	5.1%	17,786		5.6%
Purchased services	15,701	5.2%	14,129		4.4%
Depreciation and amortization	36,189	12.1%	35,305		11.1%
Diesel fuel used in train operations	13,524	4.5%	24,025		7.6%
Casualties and insurance	7,240	2.4%	6,455		2.0%
Materials	13,000	4.4%	16,010		5.0%
Trackage rights	8,867	3.0%	6,544		2.1%
Net loss/(gain) on sale and impairment of assets	(159)	(0.1)%	(297)		(0.1)%
Restructuring costs	359	0.1%	—		—%
Other expenses	17,433	5.8%	31,135	(1)	9.8%
Total operating expenses	$229,800	76.7%	$260,543		82.0%
Income from operations	$69,978		$57,081
Net expenditures for additions to property & equipment	$29,177		$45,270

(1) Includes Freightliner acquisition-related costs of $12.6 million.

GENESEE & WYOMING INC. AND SUBSIDIARIES
AUSTRALIAN OPERATIONS SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2016			2015
	Amount		% of Revenue	Amount		% of Revenue
Operating revenues:
Freight revenues	$24,777		47.8%	$46,358		77.4%
Freight-related revenues	25,490		49.2%	10,864		18.1%
All other revenues	1,531		3.0%	2,720		4.5%
Total operating revenues	$51,798		100.0%	$59,942		100.0%

Operating expenses:
Labor and benefits	$15,768		30.5%	$17,384	(3)	29.0%
Equipment rents	1,695		3.3%	2,186		3.7%
Purchased services	5,251		10.1%	5,040		8.4%
Depreciation and amortization	6,656		12.8%	6,226		10.4%
Diesel fuel used in train operations	4,037		7.8%	3,681		6.2%
Casualties and insurance	1,535		3.0%	1,881		3.1%
Materials	2,419		4.7%	2,225		3.7%
Trackage rights	2,289		4.4%	4,996		8.3%
Net loss/(gain) on sale and impairment of assets	12,982	(1)	25.1%	(6)		—%
Restructuring costs	693		1.3%	—		—%
Other expenses	10,224	(2)	19.7%	2,093		3.5%
Total operating expenses	$63,549		122.7%	$45,706		76.3%
(Loss)/income from operations	$(11,751)			$14,236
Net expenditures for additions to property & equipment	$5,187			$4,615
(1)	Includes an impairment charge of $13.0 million associated with an iron ore customer entering into voluntary administration following financial hardship.
(2)	Includes the write-off of accounts receivable of $8.1 million associated with an iron ore customer entering into voluntary administration following financial hardship.
(3)	Includes severance costs of $1.7 million

.

GENESEE & WYOMING INC. AND SUBSIDIARIES
U.K./EUROPEAN OPERATIONS SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2016		2015
	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$79,812	60.9%	$8,821	45.3%
Freight-related revenues	46,443	35.4%	9,200	47.3%
All other revenues	4,785	3.7%	1,443	7.4%
Total operating revenues	$131,040	100.0%	$19,464	100.0%

Operating expenses:
Labor and benefits	$44,756	33.8%	$5,283	27.1%
Equipment rents	21,679	8.0%	2,060	10.6%
Purchased services	25,550	9.6%	5,212	26.8%
Depreciation and amortization	6,485	10.2%	686	3.5%
Diesel fuel used in train operations	7,905	5.2%	1,991	10.2%
Electricity used in train operations	3,365	0.7%	389	2.0%
Casualties and insurance	1,345	2.1%	187	1.0%
Materials	6,172	4.5%	460	2.4%
Trackage rights	9,420	4.3%	1,793	9.2%
Net loss/(gain) on sale and impairment of assets	2	2.7%	(14)	(0.1)%
Restructuring costs	75	0.2%	—	—%
Other expenses	5,517	6.9%	114	0.6%
Total operating expenses	$132,271	88.2%	$18,161	93.3%
(Loss)/income from operations	$(1,231)		$1,303
Net expenditures for additions to property & equipment	$5,400		$13

GENESEE & WYOMING INC. AND SUBSIDIARIES
FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Three Months Ended March 31, 2016	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$28,056	56,015	$501	$4,999	13,573	$368	$343	394	$871	$33,398	69,982	$477
Autos & Auto Parts	4,035	6,806	593	—	—	—	—	—	—	4,035	6,806	593
Chemicals & Plastics	33,748	44,359	761	—	—	—	—	—	—	33,748	44,359	761
Coal & Coke	16,826	48,678	346	—	—	—	4,344	8,063	539	21,170	56,741	373
Food & Kindred Products	8,434	14,964	564	—	—	—	—	—	—	8,434	14,964	564
Intermodal	1	12	83	14,573	13,623	1,070	64,529	212,095	304	79,103	225,730	350
Lumber & Forest Products	20,870	34,832	599	—	—	—	67	180	372	20,937	35,012	598
Metallic Ores	5,062	6,225	813	3,107	2,318	1,340	—	—	—	8,169	8,543	956
Metals	27,043	35,905	753	—	—	—	—	—	—	27,043	35,905	753
Minerals & Stone	24,794	43,681	568	1,879	16,648	113	10,529	31,237	337	37,202	91,566	406
Petroleum Products	18,273	25,989	703	219	61	3,590	—	—	—	18,492	26,050	710
Pulp & Paper	26,128	41,168	635	—	—	—	—	—	—	26,128	41,168	635
Waste	3,788	8,286	457	—	—	—	—	—	—	3,788	8,286	457
Other	4,767	16,272	293	—	—	—	—		—	4,767	16,272	293
Totals	$221,825	383,192	$579	$24,777	46,223	$536	$79,812	251,969	$317	$326,414	681,384	$479

Three Months Ended March 31, 2015	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$34,377	58,337	$589	$6,768	14,596	$464	$12	17	$706	$41,157	72,950	$564
Autos & Auto Parts	4,624	7,223	640	—	—	—	—	—	—	4,624	7,223	640
Chemicals & Plastics	35,885	46,043	779	—	—	—	—	—	—	35,885	46,043	779
Coal & Coke	26,968	79,612	339	—	—	—	943	2,375	397	27,911	81,987	340
Food & Kindred Products	9,243	15,888	582	—	—	—	—	—	—	9,243	15,888	582
Intermodal	—	—	—	17,243	14,349	1,202	6,297	19,272	327	23,540	33,621	700
Lumber & Forest Products	19,497	32,589	598	—	—	—	—	—	—	19,497	32,589	598
Metallic Ores	5,211	6,365	819	20,115	10,746	1,872	—	—	—	25,326	17,111	1,480
Metals	26,398	34,589	763	—	—	—	—	—	—	26,398	34,589	763
Minerals & Stone	27,477	47,384	580	1,949	14,270	137	1,569	3,963	396	30,995	65,617	472
Petroleum Products	17,858	27,057	660	283	63	4,492	—	—	—	18,141	27,120	669
Pulp & Paper	27,422	42,765	641	—	—	—	—	—	—	27,422	42,765	641
Waste	3,295	7,293	452	—	—	—	—	—	—	3,295	7,293	452
Other	4,775	17,568	272	—	—	—	—	—	—	4,775	17,568	272
Totals	$243,030	422,713	$575	$46,358	54,024	$858	$8,821	25,627	$344	$298,209	502,364	$594

* Represents physical railcars and the estimated railcar equivalents of commodities transported by metric ton or other measure, as well as intermodal units.

Non-GAAP Financial Measures

This earnings release contains references to adjusted income from operations (adjusted operating income), adjusted operating ratio, adjusted net income, adjusted diluted earnings per common share (EPS) and free cash flow, which are “non-GAAP financial measures” as this term is defined in Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934. In accordance with these rules, G&W has reconciled these non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Management views these non-GAAP financial measures as important measures of G&W's operating performance or, in the case of free cash flow, an important financial measure of how well G&W is managing its assets and a useful indicator of cash flow that may be available for discretionary use by G&W. Management also views these non-GAAP financial measures as a way to assess comparability between periods. Key limitations of the free cash flow measure include the assumptions that G&W will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt.

These non-GAAP financial measures are not intended to represent, and should not be considered more meaningful than, or as an alternative to, their most directly comparable GAAP measures. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies.

The following tables set forth reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measure ($ in millions, except per share amounts).

Reconciliations of Non-GAAP Financial Measures

Adjusted Income from Operations and Adjusted Operating Ratio

	Three Months Ended
	March 31, 2016
	North American Operations	Australian Operations	U.K./European Operations	Total Operations
Operating revenues	$299.8	$51.8	$131.0	$482.6
Operating expenses	229.8	63.5	132.3	425.6
Income/(loss) from operations (a)	$70.0	$(11.8)	$(1.2)	$57.0
Operating ratio (b)	76.7%	122.7%	100.9%	88.2%

Operating expenses	$229.8	$63.5	$132.3	$425.6
Australia impairment and related costs	—	(21.1)	—	(21.1)
Business development and related costs	(0.5)	(0.2)	0.2	(0.5)
Restructuring costs	(0.4)	(0.7)	(0.1)	(1.1)
Net gain on sale of assets	0.2	—	—	0.2
Adjusted operating expenses	$229.1	$41.6	$132.4	$403.0

Adjusted income/(loss) from operations	$70.7	$10.2	$(1.3)	$79.6
Adjusted operating ratio	76.4%	80.2%	101.0%	83.5%

	Three Months Ended
	March 31, 2015
	North American Operations	Australian Operations	U.K./European Operations	Total Operations
Operating revenues	$317.6	$59.9	$19.5	$397.0
Operating expenses	260.5	45.7	18.2	324.4
Income from operations (a)	$57.1	$14.2	$1.3	$72.6
Operating ratio (b)	82.0%	76.3%	93.3%	81.7%

Operating expenses	$260.5	$45.7	$18.2	$324.4
Net gain on sale of assets	0.3	—	—	0.3
Freightliner acquisition-related costs	(12.6)	—	—	(12.6)
Australian severance costs	—	(1.7)		(1.7)
Adjusted operating expenses	$248.3	$43.9	$18.2	$310.4

Adjusted income from operations	$69.4	$16.0	$1.3	$86.7
Adjusted operating ratio	78.2%	73.3%	93.4%	78.2%
(a)	Income from operations is calculated as operating revenues less operating expenses.
(b)	Operating ratio is calculated as operating expenses divided by operating revenues.

Adjusted Net Income and Adjusted Diluted Earnings Per Common Share

Three Months Ended March 31, 2016	Net Income	Diluted Earnings/(Loss) Per Common Share
As reported	$27.0	$0.47
Add back certain items, net of tax:
Australia impairment and related costs	16.8	0.29
Business development and related costs	0.3	—
Restructuring costs	0.8	0.01
Net gain on sale of assets	(0.1)	—
As adjusted	$44.8	$0.77
Short Line Tax Credit	(6.3)	(0.11)
As adjusted (excluding Short Line Tax Credit)	$38.4	$0.66

Three Months Ended March 31, 2015	Net Income	Diluted Earnings/(Loss) Per Common Share
As reported	$23.9	$0.42
Add back certain items, net of tax:
Net gain on sale of assets	(0.2)
Freightliner acquisition-related costs	9.5	0.17
Australian severance costs	1.2	0.02
Credit facility refinancing-related costs	1.3	0.02
Loss on settlement of Freightliner acquisition-related foreign currency
forward purchase contracts	11.6	0.20
As adjusted	$47.3	$0.83
Foreign exchange		(0.01)
As adjusted excluding foreign exchange		$0.82

Adjusted Earnings Per Share
Twelve Months Ended December 31, 2015	Diluted Earnings Per Common Share
As reported	$ 3.89
Add back certain items:
Business development and related costs	0.10
Freightliner acquisition-related costs	0.16
Net gain on sale of assets	(0.03)
Loss on settlement of Freightliner acquisition-related foreign currency forward purchase contracts	0.20
Impact of reduction in U.K. statutory tax rate	(0.17)
As adjusted	$ 4.15

Twelve Months Ended December 31, 2016 Outlook (April 28, 2016)	Diluted Earnings Per Common Share
As reported	$3.20 - $3.40
Add back certain items:
Australia impairment and related costs	0.29
Restructuring costs	0.01
As adjusted	$3.50 - $3.70

Free Cash Flow
	Three Months Ended
	March 31,
	2016	2015
Net cash provided by operating activities	$78.1	$84.0
Net cash used in investing activities	(37.1)	(790.0)
Add back: net cash used for acquisitions	0.7	742.6
Free cash flow	$41.7	$36.6
New business investments, net of grants from outside parties	1.6	12.7
Free cash flow before new business investments	$43.3	$49.3

	Twelve Months Ended
	December 31,
	2016 Outlook (April 28, 2016)	2015
Net cash provided by operating activities	$470	$475.1
Net cash used in investing activities	(225)	(1,074.3)
Net cash used for acquisitions (a)	-	792.2
Free cash flow	$245	$193.0
New business investments	35	65.6
Free cash flow before new business investments	$280	$258.7
(a)	The 2015 period consisted of net cash paid for the acquisitions of Freightliner and Pinsly Arkansas as well as $33.2 million in cash paid for incremental expenses related to the purchase and integration of the Freightliner acquisition.

CONTACT:
G&W Corporate Communications
Michael Williams, 1-203-202-8900
mwilliams@gwrr.com